As filed with the Securities and Exchange Commission on March 2, 2015

                                                                                                                           Registration Nos. 333-66758

    333-167533

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66758

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167533

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PDF SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	25-1701361
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

333 West San Carlos Street, Suite 1000

San Jose, California 95110

(Address of Principal Executive Offices) (Zip Code)

1996 Stock Option Plan

1997 Stock Plan

2001 Stock Plan

(Full Title of the Plans)

JOHN K. KIBARIAN

President and Chief Executive Officer

PDF Solutions, Inc.

333 West San Carlos Street, Suite 1000

San Jose, California  95110

(Name and Address of Agent for Service)

(408) 280-7900

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Peter Cohn, Esq.

Orrick, Herrington & Sutcliffe LLP

1040 Marsh Road

Menlo Park, California  94025

(650) 614-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendments relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) previously filed by PDF Solutions, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”):

●

Registration Statement on Form S-8, File No. 333-66758 filed with SEC on August 3, 2001 (the “2001 Form S-8”), registering (i) 5,560 shares of common stock of the Company in connection with the Company’s 1996 Stock Option Plan; and (ii) 1,188,425 shares of common stock of the Company in connection with the Company’s 1997 Stock Plan; and

●	Registration Statement on Form S-8, File 333-167533 filed with SEC on June 15, 2010 (the “2010 Form S-8”), registering 1,332,527 shares of the common stock of the Company under the 2001 Stock Plan.

The Company hereby deregisters all of the common stock not issued in connection with the 1996 Stock Option Plan and the 1997 Stock Plan and to suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended, relating to the 2001 Form S-8 as the offering pursuant to the Registration Statement has been terminated, and deregisters 418,031 shares of common stock registered pursuant to the 2010 Form S-8. A separate registration statement has been filed with the SEC with respect to the offer and sale of the 418,031 shares of common stock under the Second Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan provides that shares of common stock subject to awards granted under the 2001 Stock Plan that expire, are terminated or cancelled without being exercised or settled in full, or are forfeited or repurchased will become available for issuance under the 2011 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-8 and has duly caused this Post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 2nd day of March, 2015.

PDF SOLUTIONS, INC.
(Registrant)

By:	/s/ John K. Kibarian
John K. Kibarian
President and Chief Executive Officer (principal executive officer)